EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated October 14, 2008 (including amendments thereto) with respect to the Common Stock of Woodbridge Holdings Corporation This Joint Filing Agreement shall be filed as an Exhibit to such Statement.
Dated: October 14, 2008

Prescott Group Capital Management, L.L.C.

By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap, L.P.

By: Prescott Group Capital Management, L.L.C., its general partner

By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap II, L.P.

By: Prescott Group Capital Management, L.L.C., its general partner

By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Phil Frohlich

By:	/s/ Phil Frohlich

Phil Frohlich

ANNEX A

	Shares Purchased/
Date	(Sold)	Price Per Share	Total Cost
8/13/2008	17,026	$3.75	$63,810
8/15/2008	7,842	$3.60	$28,240
10/8/2008	1,900,000	$1.42	$2,698,000